UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53600

Date of Report: June 28, 2010

CHINA YCT INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-2954561
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

c/o Shandong Spring Pharmaceutical Co., Ltd Economic Development Zone Gucheng Road Sichui County Shandong Province PR China	273200
(Address of principal executive offices)	(Zip Code)

86-537-4268278
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2010 Zhang Jirui resigned from his position as President and Chief Financial Officer for China YCT International Group, Inc.  Mr. Zhang will remain a member of the Board of Directors.

On the same date the Board of Directors appointed Li Chuanmin to serve as Chief Financial Officer.  Information regarding Mr. Li follows.

Li Chuanmin.  Mr. Li has been involved with corporate financial management and accounting for over 27 years.  Since 2005 he has been employed as Chief Financial Officer of the Registrant’s subsidiary, Shandong Spring Pharmaceutical Co., Ltd.  From 2000 to 2005 Mr. Li was employed as Chief Financial Officer of the Registrant’s affiliate, Shandong Yongchuntang Biotechnology Co., Ltd.  From 1998 to 2000 Mr. Li was a teacher at the Shandong Finance Institute.  From 1990 to 1998, he was employed by an accounting firm in Jining City.  Previously Mr. Li was employed in the accounting department of Shandong Sishui Materials Corporation.  In 1986 Mr. Li received a diploma from the Shandong Finance Institute.  He is 46 years old.

The Company has agreed to pay Li Chuanmin a salary of $30,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China YCT International Group, Inc.

Dated: October 12, 2010	By: /s/ Yan Tinghe
Yan Tinghe
Chief Executive Officer